EXHIBIT (24.2)


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned directors of Wachovia Corporation (the "Corporation") and each of us, do hereby make, constitute and appoint Kenneth W. McAllister and William M. Watson, Jr., and each of them (either of whom may act without the consent or joinder of the other), our attorneys-in-fact and agents with full power of substitution for us and in our name, place and stead, in any and all capacities, to execute for us and in our behalf the Registration Statement under the Securities Act of 1933 on Form S-4 or other applicable forms relating to one or more offerings of the Corporation's common stock, in connection with the Corporation's acquisition involving Republic Security Financial Corporation, and to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This the 7th day of December 2000.

/s/  Robert S. McCoy, Jr
-----------------------------                Vice Chairman, Treasurer
Robert S. McCoy, Jr.                         and Chief Financial Officer

/s/  David L. Gaines
-----------------------------
David L. Gaines                              Senior Vice President, Comptroller
                                             and Assistant Treasurer